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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report—March 3, 2003
(Date of earliest event reported)

PENN NATIONAL GAMING, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-24206 (Commission File Number)	23-2234473 (IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices) (Zip Code)

Area Code (610) 373-2400
(Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets.

        On March 3, 2003, Penn National Gaming, Inc., a Pennsylvania corporation ("Penn National"), P Acquisition Corp., a direct and wholly-owned subsidiary of Penn National ("Merger Sub"), and Hollywood Casino Corporation, a Delaware corporation ("Hollywood"), completed a merger transaction whereby Merger Sub was merged with and into Hollywood with Hollywood continuing as the surviving corporation and the separate corporate existence of Merger Sub ceasing. As a result of the merger, Hollywood is now a wholly-owned subsidiary of Penn National. A copy of the press release issued by Penn National on March 3, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        Penn National closed an $800 million senior secured facility to fund its acquisition of Hollywood and to provide additional working capital as more fully described in the press release issued by Penn National on March 3, 2003, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial Statements of Business Acquired.

    The financial information required by this Item 7(A) has not been included with this filing and will be filed by amendment to this Form 8-K no later than May 19, 2003.

  (b)
  Pro forma Financial Information.

    The pro forma financial information required by this Item 7(b) has not been included with this filing and will be filed by amendment to this Form 8-K no later than May 19, 2003.

  (c)
  Exhibits
2.1	Agreement and Plan of Merger, dated as of August 7, 2002, by and among Hollywood, Penn National and Merger Sub (Incorporated by reference to Penn National's current report on Form 8-K, dated August 7, 2002).
99.1	Press Release issued by Penn National, dated March 3, 2003.
99.2	Press Release issued by Penn National, dated March 3, 2003.

SIGNATURES

        Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 3, 2003	Penn National Gaming, Inc.
	By:	/s/ ROBERT S. IPPOLITO
Robert S. Ippolito Vice President, Secretary and Treasurer

PENN NATIONAL GAMING, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1
Agreement and Plan of Merger, dated as of August 7, 2002, by and among Hollywood, Penn National and Merger Sub (Incorporated by reference to Penn National's current report on Form 8-K, dated August 7, 2002).
99.1	Press Release issued by Penn National, dated March 3, 2003.
99.2	Press Release issued by Penn National, dated March 3, 2003.

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SIGNATURES
PENN NATIONAL GAMING, INC. CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX